Exhibit 4.50

EXECUTION VERSION

ADDENDUM TO THE R97,278,720 TERM LOAN FACILITY AGREEMENT

between

HISTOPATH PROPRIETARY LIMITED

(as borrower)

and

HARMONY GOLD MINING COMPANY LIMITED

(as lender)

WHEREBY THE PARTIES AGREE AS FOLLOWS

1.	INTERPRETATION

1.1.	In this Addendum –

1.1.1.	headings are for convenience only and are not to be used in its interpretation;

1.1.2.	an expression which denotes –

1.1.2.1.	any gender includes the other genders;

1.1.2.2.	a natural person includes a juristic person and vice versa;

1.1.2.3.	the singular includes the plural and vice versa.

1.2.	Save as defined herein capitalised terms and expressions not otherwise defined shall bear the meanings ascribed to them in the Facility Agreement (as defined below) and the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings –

1.2.1.	“Addendum” means this addendum to the Facility Agreement as it may be amended, replaced or novated from time to time;

1.2.2.	“Borrower” means Histopath Proprietary Limited (Registration No 2012/082229/07), a limited liability company duly registered and incorporated in accordance with the laws of South Africa;

1.2.3.	“Facility Agreement” means the Facility Agreement dated on or about 20 March 2013 between the Borrower (as borrower) and the Lender (as lender), in terms of which the Lender agreed to advance a loan to the Borrower, all on the terms and conditions contained therein;

1.2.4.	“Lender” means Harmony Gold Mining Company Limited (Registration No 1950/038232/06), a limited liability company duly registered and incorporated in accordance with the laws of South Africa;

1.2.5.	“Parties” means the parties to this Addendum and includes a reference to their respective lawful successors and permitted assigns and any liquidator, curator, business rescue practitioner (or similar representative) of each of them.

2.	CONFLICT WITH THE FACILITY AGREEMENT

If there is any conflict between the provisions of this Addendum and the provisions of the Facility Agreement at any time, the provisions of this Addendum shall prevail.

3.	AMENDMENTS

The Facility Agreement is hereby amended, with effect from the date of last signature of this Addendum by the Parties, by:

3.1.	the deletion of the number and words “R97 278 720,00 (ninety seven million two hundred and seventy eight thousand seven hundred and twenty Rand) where they appear in clause 1.1.15 of the Facility Agreement (Commitment) and the replacement thereof with the number and words R94 974 501,00 (ninety four million nine hundred and seventy four thousand five hundred and one Rand)”; and

3.2.	the deletion of the table in clause 4.1.1 of the Facility Agreement in its entirety and the replacement thereof with the following table:

	Payment Date	Repayment Instalment Amount
1.	31 December, 2013 (being the First Payment Date)	R7 305 730,85
2.	30 June, 2014	R7 305 730,85
3.	31 December, 2014	R7 305 730,85
4.	30 June, 2015	R7 305 730,85
5.	31 December, 2015	R7 305 730,85
6.	30 June, 2016	R7 305 730,85
7.	31 December, 2016	R7 305 730,85
8.	30 June, 2017	R7 305 730,85
9.	31 December, 2017	R7 305 730,85
10.	30 June, 2018	R7 305 730,85
11.	31 December, 2018	R7 305 730,85
12.	30 June, 2019	R7 305 730,85
13.	31 December, 2019 (being the Final Maturity Date)	R7 305 730,80

4.	CLOSING DATE EXTENSION

The Lender hereby agrees that the date referred to in clause 3.4 of the Facility Agreement is extended to 28 June 2013 (or such later date as may be agreed by the Lender).

5.	TRANSACTION DOCUMENT

This Addendum comprises a Finance Document for all purposes under the Facility Agreement.

6.	RETENTION

Save as expressly contemplated in this Addendum the Facility Agreement shall remain unamended and, subject to its terms, of full force and effect.

7.	EXECUTION IN COUNTERPARTS

This Addendum may be executed in one or more counterparts all of which, when read together, shall comprise one and the same instrument. A facsimile copy of this Addendum shall comprise a valid counterpart for the purpose of this provision.

8.	WHOLE AGREEMENT

This Addendum comprises a written amendment to the Facility Agreement within the contemplation of clause 28.5.1 thereof. This Addendum constitutes the whole agreement between the Parties relating to the subject matter hereof.

As witnessed by the duly authorised representatives of the parties hereto

Signed for and on behalf of:

Histopath Proprietary Limited

/s/

Name: Sipho Tsotsi

Title: Director

Date: 24 May 2013

Signed for and on behalf of:

Harmony Gold Mining Company Limited

/s/

Name: Frank Abbott

Title: Director

Date: 24 May 2013